Exhibit 10.29o

PERFORMANCE- BASED RESTRICTED STOCK UNIT TERMS Effective January 19, 2017
TIFFANY & CO.
a Delaware Corporation
(the “Parent”)
TERMS OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT
(Non-Transferable)
under the
2014 EMPLOYEE INCENTIVE PLAN
(the “Plan”)
Terms Effective January 19, 2017

1.
Introduction and Terms of Grant. Participant has been granted (the “Grant”) Stock Units that shall be settled by the issuance and delivery of shares of Common Stock (“Shares”). The Grant has been made under the Plan by the Committee. The name of “Participant,” the “Grant Date,” the number of Stock Units granted, the “Performance Period,” the “Earnings Threshold,” “Earnings Target,” and “Earnings Maximum,” and the “Operating Cash Flow Threshold,” “Operating Cash Flow Target” and “Operating Cash Flow Maximum” are stated in the attached “Notice of Grant.” The other terms and conditions of the Grant are stated in this document and in the Plan. As used herein, “Stock Units” refers to Stock Units included in this Grant, and not to other stock units that may have been or may be granted. If Participant has the title of Vice President or a more senior title, this Grant will be void unless Participant executes and delivers to Parent those certain Non-Competition and Confidentiality Covenants in the form approved by the Committee within 180 days after the Grant Date.

2.	Performance Vesting.

(a)
Maturity Date. Unless otherwise provided in section 5 or 6 below, the Performance Portion of the Stock Units will vest three business days following the public release of Parent’s audited, consolidated financial statements for the last fiscal year in the Performance Period (the “Maturity Date”). In the event that any provision of this document would otherwise result in the issuance of a fractional Share, Parent will not be obligated to issue such fractional Share.

(b)
Performance Portion. The “Performance Portion” shall be a percentage of the Stock Units calculated as hereinafter provided (provided that the Performance Portion shall never exceed 100% of the Stock Units):

(i)	The Performance Portion shall be 0% of the Stock Units if neither the Earnings Threshold nor the Operating Cash Flow Threshold is attained over the Performance Period.

(ii)
Subject to reduction pursuant to subsection (iii) below, if the Earnings Threshold or the Operating Cash Flow Threshold has been attained over the Performance Period, the Performance Portion shall be 100% of the Stock Units.

(iii)If the Earnings Threshold or the Operating Cash Flow Threshold has been attained over the Performance Period the Committee shall, in its sole discretion, have the right to reduce the Performance Portion to 0% of the Stock Units or any percentage of the Stock Units less than 100%. The Committee may exercise such discretion on any date that occurs following the close of the Performance Period and prior to the Maturity Date. The Committee has provided guidance to Participant with respect to factors, including the Earnings Target, the Earnings Maximum, the Operating Cash Flow Target and the

Operating Cash Flow Maximum, that the Committee intends to apply in effecting such a reduction, but shall not be limited in its discretion.

(c)	Performance Goals.

(i)
“Earnings” means Parent’s consolidated earnings per share on a diluted basis, as reported in Parent’s Annual Report on Form 10-K, aggregated over the Performance Period and as adjusted by the Committee as provided for below and in the Plan. The Earnings Threshold, Earnings Target and Earnings Maximum are expressed in the Notice of Grant as functions of Earnings, as so defined.

(ii)
“Operating Cash Flow” means Parent’s consolidated operating cash flow, as reported in Parent’s Annual Report on Form 10-K, aggregated over the Performance Period and as adjusted by the Committee as provided for below and in the Plan. The Operating Cash Flow Threshold, Operating Cash Flow Target and Operating Cash Flow Maximum are set out in the Notice of Grant as functions of Operating Cash Flow, as so defined.

(iii)
Earnings and Operating Cash Flow are each a “Performance Goal.” In determining whether any Performance Goal has been met, the Committee shall appropriately adjust any evaluation of attainment of a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) unusual or infrequently occurring items as described in said Annual Report for the applicable year, (vi) acquisitions or divestitures, (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereto, (viii) foreign exchange gains and losses, and (ix) a change in Parent’s fiscal year.

3. Settlement.

(a)
Following the Maturity Date, the Settlement Value will be issued and delivered in Shares, and any fractional Dividend Equivalent Units credited on vested Stock Units will be settled by the delivery of cash. In each case, delivery will be made within thirty (30) days following the Maturity Date, but in no event later than December 31 of the calendar year in which the last day of the Performance Period occurs, to Participant or an Approved Broker for the account of Participant.

(b)
“Settlement Value” means the number of Shares equal to the number of vested Stock Units, plus the number of whole Dividend Equivalent Units credited on such vested Stock Units pursuant to Section 4. The Settlement Value shall be subject to further adjustment as provided in Section 4.2(c) of the Plan, to adjust for, among other corporate developments, stock splits and stock dividends. References to Settlement Values in this document shall be deemed references to Settlement Values as so adjusted.

(c) Until a Share is issued and delivered it shall not be registered in the name of Participant. Shares that have not been issued and delivered shall be represented by Stock Units.

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

(d)	In all circumstances, a Stock Unit that fails to vest on or before the Maturity Date shall be null and void and shall not confer upon Participant any rights, including any right to any Share.
4. Dividend Equivalent Units; Interest. Interest shall not accrue on, or be payable with respect to, any Stock Unit. Participant will be credited with dividend equivalents on Stock Units in the following manner: on any date (a “Dividend Date”) Parent pays an ordinary cash dividend on the Common Stock, and provided the Grant Date is on or prior to the record date for such dividend, Participant will be credited with “Dividend Equivalent Units” in an amount equal to: (i) the product of (A) the number of Stock Units granted hereunder plus any whole Dividend Equivalent Units previously credited on such Stock Units under this Section 4, and (B) the per share cash dividend paid on the Dividend Date, divided by (ii) the simple arithmetic mean of the high and low sale price of Common Stock on the New York Stock Exchange on the Dividend Date. For the avoidance of doubt, no dividends or cash in respect of Dividend Equivalent Units will be delivered until the vesting and settlement, if any, of the underlying Stock Units.

5. Effect of Termination of Employment.
(a) Generally. In the event that Participant’s Termination Date occurs prior to the Maturity Date, no Stock Units shall vest and the Grant shall be null and void, except to the extent provided below.
(b) Termination due to death or Disability. If Participant’s Termination Date occurs by reason of death or Disability, the Stock Units will vest as follows:

(i)
If the Termination Date occurs within or following the last fiscal year of the Performance Period (but prior to the Maturity Date), Stock Units shall vest as provided in Section 2 (subject to all of the terms and conditions thereof, including without limitation the Committee’s discretion in Section 2(b)(iii)), as though Participant’s Termination Date had not occurred before the Maturity Date.

(ii)	If the Termination Date occurs within the second fiscal year of the Performance Period, 34% of Stock Units shall vest on the Termination Date.

(iii)	If the Termination Date occurs within the first fiscal year of the Performance Period, 17% of Stock Units shall vest on the Termination Date.

(c)
Termination due to Retirement. If Participant’s Termination Date occurs by reason of Retirement, and the Grant Date was at least six months prior to such Termination Date, then the Stock Units shall vest as provided in Section 2 (subject to all of the terms and conditions thereof, including without limitation the Committee’s discretion in Section 2(b)(iii)), as though Participant’s Termination Date had not occurred before the Maturity Date.

(d)
Termination due to Eligible Termination. If Participant’s Termination Date occurs by reason of Eligible Termination, and the Grant Date was at least six months prior to such Termination Date, then the Stock Units shall vest as provided in Section 2 (subject to all of the terms and conditions thereof, including without limitation the Committee’s discretion in Section 2(b)(iii)), as though Participant’s Termination Date had not occurred before the Maturity Date.

(e)	Involuntary termination without Cause. If Participant’s Termination Date occurs at Employer’s initiative but is not for Cause, the Committee reserves the right to vest the Stock Units as follows,

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

but may condition such vesting upon Participant’s release of Parent and its affiliates from all claims, Participant’s agreement to reasonable non-competition, non-solicitation and confidentiality covenants, or both:

(i)
If the Termination Date occurs following the last fiscal year of the Performance Period but prior to the Maturity Date, the percentage of the Stock Units the Committee may elect to vest will be based on Parent’s cumulative performance during the Performance Period.

(ii)
If the Termination Date occurs within the last fiscal year of the Performance Period, the percentage of the Stock Units the Committee may elect to vest will be based on Parent’s cumulative performance during the first and second fiscal year of the Performance Period, as compared to the Performance Goals set out in the Notice of Grant; provided that such Performance Goals shall be pro-rated for the cumulative two-year period (66.67%), and applied in a manner consistent with the guidance provided by the Committee as referenced in Section 2 above.

(iii)
If the Termination Date occurs in the second fiscal year of the Performance Period, the percentage of the Stock Units the Committee may elect to vest will be based on Parent’s performance during the first fiscal year of the Performance Period, as compared to the Performance Goals set out in the Notice of Grant; provided that such Performance Goals shall be pro-rated for the one-year period (33.33%), and applied in a manner consistent with the guidance provided by the Committee as referenced in Section 2 above.

(iv) If the Termination Date occurs in the first fiscal year of the Performance Period, no Stock Units will vest.

(f)
In the event that any portion of the Stock Units vest pursuant to this Section, delivery as described in Section 3 shall take place within 30 days after vesting. For the avoidance of doubt, no Stock Units shall vest if Participant’s Termination Date occurs before the start of the Performance Period.

6. Effect of Change in Control on Vesting.

(a)
All Stock Units shall vest upon a Change in Control that is a Terminating Transaction unless the date such Change in Control occurs is before the start of the Performance Period, in which case none of the Stock Units shall vest.

(b)	In the event of a Change in Control that is not a Terminating Transaction, Stock Units will convert to “Time-Based Restricted Stock Units” as follows:

(i)	If the Change in Control occurs in the first or second fiscal year of the Performance Period, then 55% of Stock Units shall convert to Time-Based Restricted Stock Units.

(ii)
If the Change in Control occurs within or following the last fiscal year of the Performance Period, the percentage of the Target award number of Stock Units to convert to Time-Based Restricted Stock Units will be based on Parent’s cumulative performance during the first and second fiscal year of the Performance Period, as compared to the Performance Goals expressed in the Notice of Grant; provided that such Performance Goals shall be pro-rated for the cumulative two-year period (66.67%), and applied in a manner consistent with the guidance provided by the Committee as referenced in Section 2 above.

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

(c)
The vesting of the Time-Based Restricted Stock Units converted as described above will occur upon the earliest of the following events: (i) Participant’s Involuntary Termination, (ii) Participant’s Termination Date due to death or Disability, (iii) Participant’s Retirement or (iv) the Maturity Date. If Participant’s Termination Date prior occurs for any other reason prior to the time the Time-Based Restricted Stock Units vest, such Units will expire and be null and void.

(d)	In the event of vesting pursuant to this Section 6, delivery as described in Section 3 shall take place within 30 days after vesting.

(e)	For the avoidance of doubt, no conversion or vesting will occur pursuant to Sections 6(b) or 6(c) if the date of the applicable Change in Control is before the start of the Performance Period.

7. Withholding for Taxes. All distributions of Shares shall be subject to withholding of all applicable taxes as computed by Employer, and Participant shall make arrangements satisfactory to Parent to provide Parent (or any Affiliate) with funds necessary for such withholding before the Shares are delivered. Without limitation to Parent’s right to establish other arrangements, Parent may: (i) designate an Approved Broker to establish trading accounts for Participants; (ii) deliver Shares to such an account; (iii) provide such Approved Broker information concerning the applicable tax withholding rates for Participant; (iv) cause such Approved Broker to sell, on behalf of Participant, sufficient Shares to cover Parent’s tax withholding obligations with respect to any delivery of Shares to Participant (a “Covering Sale”); and (v) cause such Approved Broker to remit funds resulting from a Covering Sale to Parent or Employer. As a condition to distribution Parent may require Participant to provide such Approved Broker with such signed applications, authorizations, powers and other documents necessary to accomplish the foregoing. Participant may, by written notice to Parent addressed to Parent’s Corporate Secretary, and given no less than ten (10) business days before the Maturity Date or other applicable vesting date, elect to avoid a Covering Sale by delivering with such notice a bank-certified check payable to Parent (or other type of check or draft payable to Parent and acceptable to its Corporate Secretary in the estimated amount of any such withholding required, such estimate to be provided by Employer. The Committee may approve other methods of withholding, as provided for in the Plan, before the Shares are delivered.

8. Transferability. The Stock Units are not transferable other than by will or the laws of descent and distribution, and shall not otherwise be transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, nor shall they be subject to execution, attachment or similar process. Upon any attempt to transfer the Stock Units other than as permitted herein or to assign, pledge, hypothecate or dispose of the Stock Units other than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Grant, the Grant shall immediately terminate and become null and void.

9. Definitions. For the purposes of the Grant, capitalized terms shall have the meanings provided herein or in the Definitional Appendix attached. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

10. Heirs and Successors. The terms of the Grant shall be binding upon, and inure to the benefit of, Parent and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of Parent’s assets and business. Participant may designate a beneficiary of his/her rights under the Grant by filing written notice with the Corporate Secretary of Parent. In the event of Participant’s death prior to settlement, delivery of any vested amounts pursuant to Section 3

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

shall be made to such beneficiary or, if Participant fails to designate a beneficiary or the designated beneficiary dies before Participant, to Participant’s estate.

11. Administration. The authority to manage and control the operation and administration of the Grant shall be vested in the Committee, and the Committee shall have all powers with respect to the Grant as it has with respect to the Plan. Any interpretation of the Grant by the Committee and any decision made by it with respect to the Grant is final and binding.

12. Compliance with Restrictive Covenants. Notwithstanding any other provision in these terms to the contrary, no Stock Units will vest pursuant to Section 5 if the Committee determines that Participant has materially breached the terms and conditions of any applicable confidentiality, non-competition, non-solicitation or other restrictive covenants on or prior to the Maturity Date or other applicable vesting date of such Stock Units.

13. Clawback Provisions. Notwithstanding any other provisions in these terms to the contrary, Shares which have been issued and delivered to or for Participant’s account pursuant to the vesting of a Stock Unit shall be subject to deductions and clawback as may be required under any applicable law, government regulation or stock exchange listing requirement, or any policy adopted by Parent, including but not limited to the Policy for Recovery of Incentive-based Compensation Erroneously Awarded to Executive Officers, adopted by the Parent Board on September 18, 2013.

14. Plan Governs. Notwithstanding anything in this document to the contrary, the terms of the Grant shall be subject to the terms of the Plan, a copy of which has been provided to Participant.

15. Securities Matters. All Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by federal or state law. Parent shall not be obligated to sell or issue any Shares pursuant to this document unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act, and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, Parent at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of Parent, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

16. Investment Purpose. Unless the Shares are registered under the Securities Act, any and all Shares acquired by Participant under this document will be acquired for investment for Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. Participant shall not sell, transfer or otherwise dispose of such Shares unless they are either (i) registered under the Securities Act and all applicable state securities laws, or (ii) exempt from such registration in the opinion of Parent’s counsel.

17. No Guarantee of Continued Employment or Service. This document, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment or other service for the vesting period or for any other period, and shall not interfere with Participant’s right or the right of the Employer, Parent or any Affiliate to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

employment agreement (including any offer letter) between Participant and Employer, Parent or any Affiliate.

18. Entire Document; Governing Law. The Plan and this document constitute the entire terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings of Employer, Parent or any Affiliate. In the event of any conflict between this document and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This document shall be construed under the laws of the State of New York, without regard to conflict of laws principles.
19. Opportunity for Review. Participant has reviewed the Plan and this document in their entirety, has had an opportunity to obtain the advice of counsel and fully understands all provisions of the Plan and this document. All decisions or interpretations of the Committee upon any questions relating to the Plan and this document shall be binding, conclusive and final.
20. Section 409A. Notwithstanding anything herein to the contrary, any benefits and payments provided hereunder that are payable or provided to Participant in connection with a termination of employment that constitute deferred compensation within the meaning of Code Section 409A shall not commence in connection with Participant’s termination of employment unless and until Participant has also incurred a Separation from Service, and unless Parent reasonably determines that such amounts may be provided to Participant without causing Participant to incur additional tax obligations under Code Section 409A. For the avoidance of doubt, it is intended that payments hereunder comply with or satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A. However, if Parent determines that these payments constitute deferred compensation and Participant is, on the termination of his service, a Specified Employee of Employer, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Code Section 409A, the timing of the payments shall be delayed until the earlier to occur of: (i) the date that is six months and one day after Participant’s Separation from Service or (ii) the date of Participant’s death that occurs after Participant’s Separation from Service. In no event shall Parent, Employer, or any Affiliate have any liability or obligation with respect to taxes, penalties, interest or other expenses for which Participant may become liable as a result of the application of Code Section 409A.

Notwithstanding anything herein to the contrary, these terms are intended to be interpreted and applied so that the payments and benefits set forth herein either shall either be exempt from the requirements of Code Section 409A, or shall comply with the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this document shall be interpreted to be exempt from or in compliance with Code Section 409A. To the extent that any provision under this document is ambiguous as to its compliance with Code Section 409A, the provision shall be interpreted in a manner so that no amount payable to Participant shall be subject to an “additional tax” within the meaning of Code Section 409A. For purposes of Code Section 409A, each payment provided under this document shall be treated as a separate payment. Notwithstanding any other provision of this document, payments provided under this document may only be made upon an event and in a manner that complies with Code Section 409A or an applicable exemption.

In addition to the provisions regarding Code Section 409A set forth above, the following shall apply:

If Participant notifies Parent that Participant believes that any provision of this document (or of any award of compensation or benefit, including equity compensation or benefits provided herein or at any time during his employment with Employer) would cause Participant to incur any additional tax or interest under Code Section 409A or Parent independently makes such determination, Parent shall, after

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

consulting with Participant, reform such provision (or award of compensation or benefit) to attempt to comply with or be exempt from Code Section 409A through good faith modifications to the minimum extent reasonably appropriate. To the extent that any provision hereof (or award of compensation or benefit) is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Participant and Parent without violating the provisions of Code Section 409A.

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

Appendix I -- Definitions
“Affiliate” shall mean any Person that controls, is controlled by or is under common control with, any other Person, directly or indirectly.
“Approved Broker” means one or more securities brokerage or financial services firms designated by Parent from time to time.
“Cause” shall mean a termination of employment which is the result of:

(i)
Participant’s conviction or plea of guilty or nolo contendere to a felony or any other crime involving financial impropriety or moral turpitude which would tend to subject Parent or any Affiliate of Parent to public criticism or to materially interfere with Participant’s continued employment;

(ii)
Participant's willful and material violation of (A) Parent’s Business Conduct Policy - Worldwide or (B) if applicable, Parent’s Code of Business and Ethical Conduct for Directors, the Chief Executive Officer, the Chief Financial Officer and All Other Officers of the Company, in each case as such policy may be amended from time to time;

(iii)
Participant’s willful failure, or willful refusal, to substantially perform or attempt to substantially perform his or her duties or all such proper and achievable directives issued by Participant’s manager or the Parent Board (other than any such failure resulting from incapacity due to physical or mental illness, or any such refusal made in good faith because Participant believes such directives to be illegal, unethical or immoral), provided Participant receives written notice demanding substantial performance and fails to comply within ten (10) business days of such demand;

(iv)	Participant’s gross negligence in the performance of Participant’s duties and responsibilities that is materially injurious to Parent or any Affiliate of Parent;

(v)	Participant’s willful breach of any material obligation that Participant has to Parent or any Affiliate of Parent under any written agreement with Parent or such Affiliate;

(vi)	Participant's fraud, dishonesty, or theft with regard to Parent or any Affiliate of Parent; and

(vii)	Participant’s failure to reasonably cooperate in any investigation of alleged misconduct by Participant, or by any other employee of Parent or any Affiliate of Parent.

For purposes of the foregoing, no act or failure to act on Participant’s part shall be deemed “willful” unless done, or omitted to be done, by Participant in bad faith toward, or without reasonable belief that his or her action or omission was in the best interests of, Parent or any Affiliate of Parent.

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

“Change in Control” shall mean the occurrence of any of the following:

(i)
Any Person or group (as defined in Rule 13d-5 under the Exchange Act) of Persons (excluding (i) Parent or any of its Affiliates, (ii) a trustee or any fiduciary holding securities under an employee benefit plan of Parent or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly by stockholders of Parent in substantially the same proportions as their ownership of Parent, or (v) any surviving or resulting entity or ultimate parent entity resulting from a reorganization, merger, consolidation or other corporate transaction referred to in clause (iii) below that does not constitute a Change in Control under clause (iii) below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing thirty-five percent (35%) or more of the combined voting power of Parent’s then outstanding securities entitled to vote in the election of directors of Parent;

(ii)
If the individuals who, as of March 16, 2016, constitute the Parent Board (such individuals, the “Incumbent Board”) cease for any reason to constitute a majority of the Parent Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board;

(iii)
The consummation of a reorganization, merger, consolidation or other corporate transaction involving Parent, in each case with respect to which the stockholders of Parent immediately prior to the consummation of such transaction would not, immediately after the consummation of such transaction, own more than fifty percent (50%) of the combined voting power of the surviving or resulting Person or ultimate parent entity resulting from such transaction, as the case may be; or

(iv)
Assets representing fifty percent (50%) or more of the consolidated assets of Parent and its subsidiaries are sold, liquidated or distributed in a transaction (or series of transactions within a twelve (12) month period), other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of Parent in substantially the same proportions as their ownership of the common stock of Parent immediately prior to such sale or disposition.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

“Committee” means the Compensation Committee of the Parent Board and/or the Stock Option Subcommittee thereof.

“Common Stock” shall mean the common stock of Parent.

“Disability” shall mean Participant’s incapacity due to physical or mental illness which causes Participant to be absent from the full-time performance of Participant’s duties with Employer for six (6) consecutive months; provided, however, that Participant shall not be determined to be subject to a

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

Disability unless Participant fails to return to full-time performance of Participant’s duties with Employer within thirty (30) days after Employer delivers a written notice to Participant advising Participant of the impending termination of his or her employment due to Disability.

“Eligible Termination” shall mean the involuntary termination of Participant’s employment without Cause, provided that at the time of such termination Participant is a Senior Officer and has completed at least ten (10) years of service as a Senior Officer.

“Employer” shall mean the Affiliate of Parent that employs Participant from time to time, and any successor to its business and/or assets by operation of law or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor act or provisions thereto.

“Good Reason” means any one or more of the following actions taken without Participant’s consent:

(i)	a material adverse change in Participant’s duties, authority, responsibilities or reporting responsibility;

(ii)
a failure of any successor to Employer or Parent (whether direct or indirect and whether by merger, acquisition, consolidation, asset sale or otherwise) to assume in writing any obligations arising out of any agreement between Employer or Parent and Participant;

(iii)
any other action or inaction that constitutes a material breach by Employer or Parent of any agreement between Participant and Employer. For the avoidance of doubt, any payout of a short-term incentive or annual bonus for a given fiscal year which is less than the target shall not constitute Good Reason, provided that such lower payout is based upon the failure to meet pre-determined performance goals or a good faith determination by Employer or the Committee of Parent Board that Parent’s financial performance or Participant’s personal performance did not warrant a greater payout;

(iv)	Parent’s failure to comply with the terms of any equity award granted to or required by contract to be granted to Participant; or

(v)
the relocation of Employer’s office where Participant was based immediately prior to a Change in Control to a location more than fifty (50) miles away, or should Employer require Participant to be based more than fifty (50) miles away from such office (except for required travel on Employer’s business to an extent substantially consistent with Participant’s customary business travel obligations in the ordinary course of business prior to a Change in Control).

Notwithstanding the foregoing, Participant must give written notice to the Corporate Secretary of Parent of the occurrence of an event or condition that constitutes Good Reason no later than ninety (90) days following the occurrence of such event or condition, and Employer shall have thirty (30) days from the date on which such written notice is received to cure such event or condition.  If Employer is able to cure

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

such event or condition within such 30-day period (or any longer period agreed upon in writing by Participant and Employer), such event or condition shall not constitute Good Reason hereunder.  If Employer fails to cure such event or condition, Participant’s termination for Good Reason shall be effective immediately following the end of such 30-day cure period (or any such longer period agreed upon in writing by Participant and Employer).

“Incumbent Board” shall have the meaning provided in sub-section (ii) of the definition entitled “Change in Control.”

“Involuntary Termination” means, following a Change in Control, (i) Employer’s involuntary termination of Participant’s employment without Cause, or (ii) Participant’s resignation from Employer due to Good Reason within one year following such Change in Control.

“Parent” shall mean Tiffany & Co., and any successor to all or substantially all of its business and/or assets by operation of law or otherwise.

“Parent Board” shall mean the Board of Directors of Parent.

“Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Retirement” shall mean Participant’s voluntary resignation from employment with Employer after reaching age 65, or after reaching age 55 if Participant has completed 10 years of employment with Employer prior to Participant’s Termination Date.

“Senior Officer” means an officer of Parent appointed by the Parent Board and having one or more of the following titles: Senior Vice President, Executive Vice President, or Chief Executive Officer.

“Separation from Service” means a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).

“Share” means a share of Common Stock.

“Specified Employee” means a “specified employee” as defined in Code Section 409A(a)(2)(B)(i).

“Terminating Transaction” shall mean any one of the following:

(i)	the dissolution or liquidation of Tiffany & Co.;

(ii)	a reorganization, merger or consolidation of Tiffany & Co. with one or more Persons as a result of which Tiffany & Co. goes out of existence or becomes a subsidiary of another Person; or

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017

(iii)	upon the acquisition of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of Tiffany & Co. by another Person;

provided that none of the foregoing transactions (i) through (iii) will be deemed to be a Terminating Transaction, if as of a date at least fourteen (14) days prior to the date scheduled for such transaction provisions have been made in writing in connection with such transaction for the assumption of the Grant or the substitution for the Grant of a new grant covering the publicly-traded stock of a successor Person, with appropriate adjustments as to the number and kind of shares.

“Termination Date” shall mean the first day on which Participant’s employment with Employer terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of the transfer of employment between Employers; and further provided that such employment shall not be considered terminated while Participant is on a leave of absence approved by Employer or required by applicable law. If, as a result of a sale or other transaction, Employer ceases to be an Affiliate of Parent, the occurrence of such transaction shall be treated as the Termination Date, and Participant’s employment will be deemed to have been involuntarily terminated without cause.

“Tiffany & Co.” shall mean Tiffany & Co., a Delaware corporation.

Tiffany & Co. 2014 Employee Incentive Plan - Performance-Based Restricted Stock Unit Grant, January 19, 2017